Exhibit 16.1
May 30, 2007
Securities and Exchange Commission
100 F. Street, N.E.
Washington DC 20549
Gentlemen:
We have read the statements made by True Religion Apparel, Inc. (the “Company”) pursuant to Item 4.01(a) of Form 8-K, as part of the Form 8-K dated May 11, 2007, filed by the Company on May 16, 2007. We agree with the statements concerning our firm contained in the second through fourth paragraphs of Item 4.01(a) in such Form 8-K, except as follows:
1.	In addition to the material weaknesses described in our report on internal control over financial reporting as of December 31, 2006, included in the Company’s 2006 Form 10-K, we notified the Company of certain material weaknesses in internal control over financial reporting related to:
a.	the Company’s filing of the June 30, 2006 Form 10-Q with errors in its interim financial statements for the three and six month periods ended June 30, 2006, which resulted in the need to restate such interim financial statements, and

b.	the lack of adequate review and sign-off procedures to determine the accuracy of the Company’s calculation of its provision for income taxes and related balance sheet accounts as of and for the three and nine month period ended September 30, 2006.
2.	We had a disagreement with management of the Company regarding the necessity to restate the Company’s interim financial statements as of and for the three and six month periods ended June 30, 2006, which was resolved to our satisfaction by the Company restating such interim financial statements through its filing an amendment to its Form 10-Q for the period ended June 30, 2006.
We have no basis to agree or disagree with the Company’s comments in the first paragraph under Item 4.01(a).
Very Truly Yours,
Stonefield Josephson, Inc.

WWW.SJACCOUNTING.COM

Los Angeles	Orange County	San Francisco	East Bay
2049 Century Park East	4 Park Plaza	101 Montgomery Street	1333 N. California Boulevard
Suite 400	Suite 900	Suite 1900	Suite 470
Los Angeles, California 90067	Irvine, California 92614	San Francisco, California 94104	Walnut Creek, California 94596

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